Exhibit 99.1

Textura Announces 42% Revenue Growth in Second Quarter 2015

Q2 2015 Results
•Revenue of $21.3 million, up 42% y/y
•Billings of $24.9 million, up 36% y/y
•Adjusted EBITDA profit of $2.3 million
•Adjusted EPS of $0.05
•Cash generated from operations of $4.6 million

Chicago, IL, July 30, 2015 / PRNewswire / -- Textura Corporation (NYSE: TXTR), a leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter ended June 30, 2015.

“Once again we delivered strong results in the June quarter. We added large general contractors to our growing list of customers, introduced another new product to the market, and launched our first EPP customers this quarter,” said Dave Habiger, interim CEO. “With each passing quarter, we are demonstrating the exceptional nature of our financial model and extending our leading position in the industry.”

Q2 2015 Key Business Highlights

•
Textura was named the fifth fastest-growing company in Chicago in Crain’s Chicago Business “Fast Fifty” based on revenue growth from 2009 to 2014 of 1,887 percent and was the second fastest-growing technology company on the list.

•
Textura launched PerformanceTracker™, expanding its suite of solutions. PerformanceTracker transforms the performance evaluation process for general contractors to yield data-driven, actionable insights and full visibility into the performance of subcontractors and other project partners.

•
Webcor Builders was announced as joining the growing list of large general contractors on CPM. Webcor is a $1.2 billion full service general contractor ranking No. 50 on Engineering News-Record’s 2015 ENR 400 listing of top general contractors.

Q2 2015 Results

•
Revenue: Revenue was $21.3 million, a year-over-year increase of 42%. Activity-driven revenue increased 48% to $17.2 million and organization-driven revenue increased 21% to $4.1 million. Billings of $24.9 million increased 36% year over year.

•	Gross Margin: Adjusted gross margin improved to 83.8% and GAAP gross margin was 82.4% for the quarter, compared with 80.8% and 79.8%, respectively, in the quarter ended June 30, 2014.

•
Adjusted EBITDA and Net Loss: Adjusted EBITDA was $2.3 million, compared with a loss of ($2.2) million in the quarter ended June 30, 2014. GAAP net loss was ($2.9) million, an improvement from a loss of ($6.1) million in the prior-year period. Adjusted EPS was $0.05 compared with a loss of ($0.12) in the quarter ended June 30, 2014. GAAP net loss per share was ($0.11) compared with a loss of ($0.24) in the prior-year period.

•
Operating Metrics: Total active construction projects increased 20% year over year to 9,123, representing approximately $200 billion of construction value. New projects added totaled 2,280, representing $25.8 billion in construction value, which increased 46% from the prior-year period. The increase was driven largely by

CPM general contractor implementations as well as overall growth in the construction industry. Total number of organizations utilizing Textura's organization-driven solutions increased 25% to 19,877.

•
Total Cash and Cash Equivalents: As of June 30, 2015, total cash and cash equivalents was $68.0 million. Cash generated by operations during the quarter was $4.6 million. Free cash flow was negative for the quarter ended June 30, 2015, due to Textura's capital investments in its downtown office location and the purchase of certain leased assets.

•	Deferred Revenue: Deferred revenue at June 30, 2015 was $41.5 million, up 9% from $37.9 million at March 31, 2015 and up 33% from $31.1 million at June 30, 2014.

Outlook

For the quarter ending September 30, 2015

•	Revenue in the range of $22.4 to $23.4 million

•	Year-over-year revenue growth in the range of 37 - 43%

•
Adjusted EPS in the range of $0.05 - $0.07, excluding stock-based compensation expenses of $3.0 million and amortization of acquired intangible assets of $1.1 million, and assuming approximately 25.9 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of ($0.11) - ($0.09)

For the full year ending December 31, 2015

•	Revenue in the range of $88 to $92 million

•	Year-over-year revenue growth in the range of 40 - 46%

•
Adjusted EPS in the range of $0.18 - $0.21, excluding stock-based compensation expenses of $10.6 million and amortization of acquired intangible assets of $4.2 million, and assuming approximately 25.9 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of ($0.40) - ($0.37)

•	Cash flow from operations in the range of $17 to $21 million

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time / 5:00 p.m. Eastern Time to review its financial results for the quarter ended June 30, 2015, and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8470. Replays of the entire call will be available through August 6, 2015, at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID #13614359. A webcast of the conference call will also be available on the Investor Relations page of Textura's website at investors.texturacorp.com.

About Textura

Textura is a leading provider of collaboration and productivity tools for the construction industry. Our solutions serve construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, performance management, LEED® management and payment. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin and Free Cash Flow Definitions.”
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin and Free Cash Flow Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, and acquisition-related and other expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue. We believe the use of Adjusted EBITDA Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.

Adjusted EBITDA Margin is not a measurement under GAAP and should not be considered an alternative to operating margin. The Adjusted EBITDA Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Operating Expenses is calculated as total operating expenses, adjusted for share-based compensation expense, amortization expense, and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted Operating Expenses as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Operating Expenses is not a measurement under GAAP and should not be considered an alternative to operating expenses. The Adjusted Operating Expenses measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Gross Margin is calculated as gross margin, adjusted for share-based compensation expense recognized during the period. We believe the use of Adjusted Gross Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Gross Margin is not a measurement under GAAP and should not be considered an alternative to gross margin. The Adjusted Gross Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Free Cash Flow is calculated as net cash provided by operating activities, less purchases of property and equipment, as reflected on the Consolidated Statements of Cash Flow. Free Cash Flow is not a measurement under GAAP and should not be considered an alternative to cash flow from operating activities. The Free Cash Flow measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, total addressable market, demand for Textura's solutions, and general business conditions and outlook. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form10-K filed on March 6, 2015, and our other reports filed with the SEC.

Investor Contact:	Media Contact:
Annie Leschin	Matt Scroggins
Textura Corporation, Investor Relations	matt.scroggins@texturacorp.com
annie@streetsmartir.com	224-254-6652
415-775-1788
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$67,980	$66,758
Accounts receivable, net of allowance for doubtful accounts of $207 at June 30, 2015 and $254 at December 31, 2014	9,520	8,274
Prepaid expenses and other current assets	1,282	1,163
Total current assets	78,782	76,195
Property and equipment, net	32,161	26,103
Restricted cash	2,180	1,780
Goodwill	52,848	52,848
Intangible assets, net	10,025	12,132
Other assets	1,331	226
Total assets	$177,327	$169,284

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,874	$1,699
Accrued expenses	10,520	9,874
Deferred revenue, short-term	37,133	31,923
Leases payable, short-term	4	412
Total current liabilities	49,531	43,908
Deferred revenue, long-term	4,364	3,660
Other long-term liabilities	1,155	1,028
Total liabilities	55,050	48,596
Stockholders’ equity
Common stock, $.001 par value; 90,000 shares authorized; 26,516 and 26,247 shares issued and 25,860 and 25,588 shares outstanding at June 30, 2015 and December 31, 2014, respectively	26	26
Additional paid in capital	348,031	340,344
Treasury stock, at cost; 656 and 659 shares at June 30, 2015 and December 31, 2014, respectively	(10,013)	(9,923)
Accumulated other comprehensive loss	(428)	(340)
Accumulated deficit	(215,339)	(209,419)
Total stockholders’ equity	122,277	120,688
Total liabilities and stockholders’ equity	$177,327	$169,284

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$21,283	$14,965	$40,484	$28,752
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	3,750	3,028	7,328	5,910
General and administrative	7,649	6,473	14,481	12,528
Sales and marketing	5,379	4,663	10,572	9,506
Technology and development	5,190	4,819	9,899	10,175
Depreciation and amortization	2,089	1,962	3,965	3,848
Total operating expenses	24,057	20,945	46,245	41,967
Loss from operations	(2,774)	(5,980)	(5,761)	(13,215)
Other income (expense), net
Interest income and other expense, net	5	27	20	45
Interest expense	(4)	(35)	(15)	(78)
Total other income (expense), net	1	(8)	5	(33)
Loss before income taxes	(2,773)	(5,988)	(5,756)	(13,248)
Income tax provision	80	80	164	160
Net loss	$(2,853)	$(6,068)	$(5,920)	$(13,408)
Less: Net loss attributable to non-controlling interest	—	(94)	—	(169)
Net loss attributable to Textura Corporation	(2,853)	(5,974)	(5,920)	(13,239)
Accretion of redeemable non‑controlling interest	—	105	—	199
Net loss available to Textura Corporation common stockholders	$(2,853)	$(6,079)	$(5,920)	$(13,438)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.11)	$(0.24)	$(0.23)	$(0.54)
Weighted-average number of common shares outstanding, basic and diluted	25,774	25,001	25,707	24,908

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(2,853)	$(6,068)	$(5,920)	$(13,408)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,089	1,962	3,965	3,848
Deferred income taxes	80	80	160	160
Non-cash interest expense	—	—	—	(1)
Share‑based compensation	2,649	1,830	4,620	3,766
Changes in operating assets and liabilities:
Accounts receivable	(1,906)	102	(1,247)	(1,618)
Prepaid expenses and other assets	(162)	(314)	(202)	105
Deferred revenue, including long-term portion	3,580	3,314	5,914	5,317
Accounts payable	49	712	(13)	582
Accrued expenses and other	1,076	683	517	220
Net cash provided by (used in) operating activities	4,602	2,301	7,794	(1,029)
Cash flows from investing activities
Increase in restricted cash and escrow funds	(826)	—	(1,226)	—
Purchases of property and equipment	(5,001)	(2,073)	(7,890)	(3,625)
Net cash used in investing activities	(5,827)	(2,073)	(9,116)	(3,625)
Cash flows from financing activities
Principal payments on loan payable	—	(95)	—	(99)
Payments on capital leases	(182)	(202)	(408)	(397)
Proceeds from exercise of options and warrants	1,947	957	3,067	1,552
Buyout of non-controlling interest	—	(1,563)	—	(1,563)
Net issuance (repurchase) of common shares (treasury)	(147)	(4,096)	(91)	(4,096)
Net cash provided by (used in) financing activities	1,618	(4,999)	2,568	(4,603)
Effect of changes in foreign exchange rates on cash and cash equivalents	97	(5)	(24)	5
Net increase (decrease) in cash and cash equivalents	490	(4,776)	1,222	(9,252)
Cash and cash equivalents
Beginning of period	67,490	72,654	$66,758	$77,130
End of period	$67,980	$67,878	$67,980	$67,878

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands and where otherwise indicated)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Activity‑driven revenue	$17,172	$11,581	$32,165	$22,238
Organization‑driven revenue	4,111	3,384	8,319	6,514
Total revenue	$21,283	$14,965	$40,484	$28,752
Activity‑driven revenue:
Number of projects added	2,280	1,729	4,074	3,441
Client‑reported construction value added (billions)	$25.8	$17.7	$49.9	$37.2
Active projects during period	9,123	7,578	10,857	8,961
Organization‑driven revenue:
Number of organizations	19,877	15,922	20,820	16,497

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Net loss	$(2,853)	$(6,068)	$(5,920)	$(13,408)
Total other (income) expense, net	(1)	8	(5)	33
Income tax provision	80	80	164	160
Depreciation and amortization	2,089	1,962	3,965	3,848
EBITDA	(685)	(4,018)	(1,796)	(9,367)
Share‑based compensation expense	2,649	1,830	4,620	3,766
Acquisition‑related and other expenses*	339	—	339	74
Adjusted EBITDA	$2,303	$(2,188)	$3,163	$(5,527)
* In 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represent costs related to the Latista acquisition.

The following table reconciles Adjusted EBITDA Margin to the most directly comparable GAAP measure, operating margin:

	Three Months Ended March 31,		Three Months Ended June 30,
	2015	2014	2015	2014
	(dollars in thousands)
Revenue	$19,201	$13,787	$21,283	$14,965
Operating expenses	22,188	21,022	24,057	20,945
Operating income (loss)	$(2,987)	$(7,235)	$(2,774)	$(5,980)
Operating margin	(16)%	(52)%	(13)%	(40)%
Adjustments:
Depreciation and amortization as % of revenue	10%	14%	10%	13%
Share-based compensation expense as % of revenue	10%	14%	12%	12%
Acquisition‑related and other expenses as % of revenue*	—%	—%	2%	—%
Adjusted EBITDA Margin	4%	(24)%	11%	(15)%
* In 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represent costs related to the Latista acquisition.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Net loss available to Textura Corporation common shareholders	$(2,853)	$(6,079)	$(5,920)	$(13,438)
Accretion of redeemable non-controlling interest	—	105	—	199
Net loss attributable to non-controlling interest	—	(94)	—	(169)
Net loss	$(2,853)	$(6,068)	$(5,920)	$(13,408)

Share-based compensation expense	2,649	1,830	4,620	3,766
Amortization of intangible assets	1,053	1,282	2,106	2,564
Acquisition-related and other expenses*	339	—	339	74
Adjusted net loss	$1,188	$(2,956)	$1,145	$(7,004)

Weighted-average common shares used in basic and diluted EPS	25,774	25,001	25,707	24,908
Adjusted EPS	$0.05	$(0.12)	$0.04	$(0.28)

Net loss per share	$(0.11)	$(0.24)	$(0.23)	$(0.54)
Accretion of redeemable non-controlling interest	—	—	—	0.01
Share-based compensation expense	0.11	0.07	0.18	0.15
Amortization of intangible assets	0.04	0.05	0.08	0.10
Acquisition-related and other expenses*	0.01	—	0.01	—
Adjusted EPS	$0.05	$(0.12)	$0.04	$(0.28)
* In 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represent costs related to the Latista acquisition.

The following tables reconcile Adjusted Operating Expenses to the most directly comparable GAAP measure, operating expenses:

	Three Months Ended June 30, 2015
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Acquisition-related and other expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,750	$180	$136	$3,434
General and administrative	7,649	2,030	203	5,416
Sales and marketing	5,379	233	—	5,146
Technology and development	5,190	206	—	4,984
Depreciation and amortization	2,089	1,053	—	1,036
Total	$24,057	$3,702	$339	$20,016
* In 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation.

	Three Months Ended June 30, 2014
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,028	$156	$2,872
General and administrative	6,473	1,049	5,424
Sales and marketing	4,663	324	4,339
Technology and development	4,819	301	4,518
Depreciation and amortization	1,962	1,282	680
Total	$20,945	$3,112	$17,833

The following table reconciles Adjusted Gross Margin to the most directly comparable GAAP measure, gross margin:

	Three Months Ended June 30,
	2015	2014
	(dollars in thousands)
Revenue	$21,283	$14,965
Cost of services	3,750	3,028
Gross profit	17,533	11,937
Gross margin	82.4%	79.8%
Adjustments:
Share-based compensation expense as % of revenue	0.8%	1.0%
Other non-recurring expenses as % of revenue*	0.6%	—
Adjusted Gross Margin	83.8%	80.8%
* Other non-recurring expenses include certain tax-related costs.

The following table reconciles Adjusted EPS guidance to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended September, 2015		Twelve Months Ended December 31, 2015
	High End	Low End	High End	Low End
Net loss per share	$(0.09)	$(0.11)	$(0.37)	$(0.40)
Share-based compensation expense	0.12	0.12	0.41	0.41
Amortization of intangible assets	0.04	0.04	0.16	0.16
Acquisition-related and other expenses*	—	—	0.01	0.01
Adjusted EPS	$0.07	$0.05	$0.21	$0.18
* For the twelve months ended December 31, 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation.